Exhibit 4.41

CONFIRMATION LETTER

As a shareholder of Tianjin Mingqiao Media Partnership (Limited Partnership) (the “Company”), I hereby confirm, represent and guarantee that my successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of the Company held by myself upon death, incapacity, divorce or any circumstances that may affect my ability to exercise my shareholder’s rights in Company will not, in any manner and in any circumstances, carry out any act that may affect or hinder the fulfillment of my obligations under each of the contractual agreements (including the Equity Interest Pledge Agreement, the Power of Attorney, the Exclusive Option Agreement, the Exclusive Business Cooperation Agreement and the Business Operation Agreement which were executed by myself on December 18, 2018) (the “Contractual Agreements”). I further confirm and undertake that the Contractual Agreements and all of my rights and obligations thereunder shall be equally effective and binding upon my heir and successor.

I hereby further covenant that, I shall unwind the Contractual Agreements as soon as the applicable laws of the People’s Republic of China (“PRC”) allow QOOL Media Technology (Tianjin) Co., Ltd. (the “WFOE”) to operate the business operated by the Company without the Contractual Agreements. Subject to the applicable PRC laws, I shall return to the WFOE or the entity designated by WFOE any consideration I receive from WFOE for its acquisition of the equity interest of Company at the time when the Contractual Agreements are terminated.

/s/ Chen Feng
Date:	December 18, 2018

CONFIRMATION LETTER

As a shareholder of Tianjin Mingqiao Media Partnership (Limited Partnership) (the “Company”), I hereby confirm, represent and guarantee that my successor, guardian, creditor, spouse or any other person that may be entitled to assume rights and interests in the equity interest of the Company held by myself upon death, incapacity, divorce or any circumstances that may affect my ability to exercise my shareholder’s rights in Company will not, in any manner and in any circumstances, carry out any act that may affect or hinder the fulfillment of my obligations under each of the contractual agreements (including the Equity Interest Pledge Agreement, the Power of Attorney, the Exclusive Option Agreement, the Exclusive Business Cooperation Agreement and the Business Operation Agreement which were executed by myself on December 18, 2018) (the “Contractual Agreements”). I further confirm and undertake that the Contractual Agreements and all of my rights and obligations thereunder shall be equally effective and binding upon my heir and successor.

I hereby further covenant that, I shall unwind the Contractual Agreements as soon as the applicable laws of the People’s Republic of China (“PRC”) allow QOOL Media Technology (Tianjin) Co., Ltd. (the “WFOE”) to operate the business operated by the Company without the Contractual Agreements. Subject to the applicable PRC laws, I shall return to the WFOE or the entity designated by WFOE any consideration I receive from WFOE for its acquisition of the equity interest of Company at the time when the Contractual Agreements are terminated.

/s/ DA Ridan
Date:	December 18, 2018